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                                                                     EXHIBIT 4.6

                                   F&M BANCORP
                         1999 EMPLOYEE STOCK OPTION PLAN

1.      PURPOSES OF THE PLAN:

        To advance the interests of F&M Bancorp (the "Corporation") and its subsidiaries by assisting in attracting and retaining qualified employees and providing them with increased motivation to exert their best efforts on behalf of the Corporation and its subsidiaries.

2.      ADMINISTRATION:

        The Plan shall be administered by a committee (the "Committee") consisting of not less than two directors of the Corporation to be appointed by and to serve during the pleasure of the Board of Directors. The Committee shall consist only of "disinterested persons" as that term is defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"). None of the Committee members shall be eligible to participate in the Plan nor, during one year prior to service as a member of the Committee, shall have been granted or awarded equity securities pursuant to the Plan or any other plan of the Corporation or any of its affiliates except as permitted by Rule 16b-3 under the Exchange Act. The Committee shall select the particular employees to receive options from among the senior management of the Corporation and its subsidiaries and shall make all decisions concerning the timing, pricing and amount of options to be granted. The Committee shall have full power to construe and interpret the Plan and to promulgate such regulations with respect to the Plan as it may deem desirable. The Committee shall report its deliberations to the Board of Directors.

3.      STOCK SUBJECT TO OPTION:

        The shares to be issued upon exercise of options to be granted under the Plan shall be 400,000 shares of the Common Stock (par value $5.00 per share) of the Corporation (the "Common Stock") to be authorized by stockholders for issuance under the Plan. In addition, any shares of Common Stock remaining available for grant under the Corporation's Restated 1983 Stock Option Plan or the Corporation's 1995 Stock Option Plan, or that become available for grant under either such plan shall be available for grant under this Plan. If any unexercised option terminates for any reason, the shares covered thereby shall become available for grant of an option again.

4.      ELIGIBILITY:

        The individuals who shall be eligible to participate in the Plan shall be such key employees (including officers and directors who are employees) of the Corporation, or of any corporation (a "Subsidiary") in an unbroken chain of corporations including the Corporation if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in such chain.

5.      TERMS AND CONDITIONS OF OPTIONS:

        Options under this Plan are intended to be either incentive options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-statutory options not qualifying under any section of the Code as the Committee may recommend in its discretion from time to time. All options granted under this Plan shall be issued upon such terms and conditions as the Committee may recommend and the Board of Directors may approve from time to time, subject to the following provisions (which shall apply to both incentive and non-qualified stock options unless otherwise indicated):

                (a) Option Price. The option price per share with respect to each option shall be not less than: (i) for incentive stock options, 100% of the

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                fair market value of the Common Stock on the date the option is granted; and (ii) for non-qualified stock options, 85% of the fair market value of the Common Stock on the date the option is granted.

                (b) Number of Options. The Corporation can grant an employee incentive stock options to acquire Common Stock of any value, provided that the fair market value (determined at the date of grant) of the stock subject to one or more incentive stock options (under this Plan and all other plans of the Corporation and its subsidiaries) first exercisable in any one calendar year does not exceed $100,000 (determined at the date of grant). If any incentive stock option granted under this Plan would cause such dollar limit to be exceeded, then the excess portion of the incentive stock option shall become exercisable in the next or succeeding calendar year in which its exercisability would not violate the dollar limitation. No options may be granted to any person who directly or indirectly owns immediately prior to or immediately after the grant, in excess of 10% of the Corporation's outstanding Common Stock. No option shall be an incentive stock option unless so designated by the Committee at the time of grant. Notwithstanding the foregoing, no employee shall be granted options for more than 25,000 shares of Common Stock in any one calendar year.

                (c)     Exercise of Options.

                        (i) Except as provided in paragraph (ii) below, full
                payment for shares acquired shall be made in cash or by certified check at or prior to the time that an option, or any part thereof, is exercised. The participant will have no rights as a stockholder until the certificate for those shares as to which the option is exercised has been issued by the Corporation. No option may be exercised during the first year from the date of grant. Thereafter, options for 200 shares or less shall be exercisable in full. Options for more than 200 shares shall be exercisable to the extent of 25% after the expiration of one year from the date of grant, to the extent of 50% after the expiration of two years from the date of grant, to the extent of 75% after the expiration of three years from the date of grant, and to the extent of 100% after the expiration of four years from the date of grant. The Committee may impose resale restrictions on all or a portion of the shares delivered upon exercise of any option. All options will, however, vest and become fully exercisable in the event of a change-in-control.

        Change-in-Control of the Corporation. Change-in-Control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                        (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 25% or more of the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or
                        (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board; individuals who,

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                                on the date hereof, constitute the Board and any
                                new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
                        (iii) there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation, at least 60% of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 25% or more of the combined voting power of the Corporation then outstanding securities.
                        (iv) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporations' assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale;
                        (v) the Corporation ceases to own, directly or indirectly, securities of any subsidiary representing 50% or more of the combined voting power of the subsidiary's then outstanding securities; or
                        (vi) there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of a subsidiary's assets, other than a sale or disposition by the Corporation of all or substantially all of the subsidiary's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the subsidiary immediately prior to such sale; provided however, that such a sale or disposition should only be effective for those Option holders, if any, employed by the subsidiary whose assets are so sold or otherwise disposed of, and not all participating Option holders.

                                "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

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                                "Beneficial Owner" shall have the meaning set
                                forth in Rule 13d-3 under the Exchange Act.

                                "Board" shall mean the board of directors of the Corporation.

                                "Exchange Act" shall mean the Securities
                                Exchange Act of 1934, as amended from time to time.

                                "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of their subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of their Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or
                                (iv) a corporation owned, directly or
                                indirectly, by the shareholders of the
                                Corporation in substantially the same
                                proportions as their ownership of stock of the Corporation.

                        (ii) In the discretion of the Committee, the option price of an option may be payable through the delivery of shares of Common Stock with a value equal to the option price or in a combination of cash and Common Stock with a value equal to the option price.

                (d)     Term of Option.

                        (i) No incentive stock option shall be granted for a
                term of more than 10 years from the date such option is granted.

                        (ii) No non-qualified stock option shall be granted for
                a term of more than 10 years from the date such option is granted.

                (e) Termination of Employment. Each option, to the extent that it shall not have been exercised, shall terminate 90 days after the employment of the participant by the Corporation terminates. Nothing in this paragraph shall operate to extend the term of the option beyond the term stated in the agreement granting the option or to accelerate the period during which portions of the option may be exercised.

                (f) Option Nonassignable and Nontransferable. Each option and all rights thereunder, including the right to surrender the option, shall be nonassignable and nontransferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by a participant in the Plan does not constitute a transfer. Options shall be exercisable during the optionee's lifetime only by the optionee or his or her guardian or legal representative. Upon death, options shall be exercisable by the Option holder's personal representative. Notwithstanding the foregoing restrictions, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934 is amended to permit further assignment or transfer of options, such assignments or transfers shall be permissible under the Plan.

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6.      SURRENDER OF OPTIONS FOR CASH:

        Any option granted under the Plan, with the express statement in the option grant recognizing this paragraph, may include a right to surrender to the corporation up to 50% of the option to the extent then exercisable and receive in exchange a cash payment equal to the excess of the fair market value of the shares covered by the option or portion thereof surrendered over the aggregate option price of such shares. For the purposes of this paragraph, fair market value shall be determined by the Committee. Such right may be granted by the Board of Directors upon recommendation of the Committee concurrently with the option or thereafter by amendment upon such terms and conditions as the Committee may recommend. Shares subject to an option or portion thereof that have been so surrendered shall not thereafter be available for option grants under the Plan. The Committee may from time to time recommend to the Board of Directors the maximum amount of cash that may be paid upon surrender of options in any year, may determine that, if the amount to be received by any optionee is reduced in any year because of such limitation, all or a portion of the amount not paid may be paid in any subsequent year or years, and may limit the right of surrender to certain periods during the year.

7.      PAYROLL DEDUCTIONS:

        In the discretion of the Committee, there may be made available to optionees an election for the payroll deduction each pay period over the term of the option of amounts equal to the aggregate exercise price of any or all of such options (and estimated federal income taxes thereon). Interest will be paid on payroll deductions at rates prescribed from time to time by the Board of Directors upon recommendation of the Committee.

8.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION:

        If the outstanding shares of the Common Stock are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Corporation, without receipt of consideration by the Corporation, through reorganization, merger, statutory share exchange, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment in the price per share and number and kind of shares allocated to unexercised options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share subject to the option. Adjustments under this section shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any such adjustment.

9.      OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS:

        Options may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become or are about to become key employees of the Corporation or a subsidiary of the Corporation as the result of a merger or consolidation of the employing corporation with the Corporation or a subsidiary, or the acquisition by the Corporation or a subsidiary of the assets of the employing corporation, or the acquisition by the Corporation or a subsidiary of stock of the employing corporation as the result of which it becomes a subsidiary of the Corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in paragraph 5 of this Plan to such extent as the Board of Directors at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

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10.     EFFECTIVE DATE OF THE PLAN:

        The Plan shall become effective upon approval by the Board of Directors, subject to approval by the stockholders of the Corporation.

11.     TERMINATION DATE:

        No options may be granted under the Plan after December 31, 2005. Subject to Section 5(d), options granted before the termination date for the Plan may extend beyond that date.

12.     STOCK OPTION AGREEMENTS AND COMMON STOCK RECEIVED UPON  EXERCISE:

        (a) Stock Option Agreement. Options awarded to participants under the Plan shall be evidenced by a stock option agreement (the "Agreement"). Each Agreement shall designate the number of shares of Common Stock to be acquired by the participant upon exercise of the stock option and the price per share at which the option may be exercised, subject to any adjustment as provided herein. Each Agreement shall be executed by the Corporation and by the participant, shall be binding upon each of them, and may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together constitute one and the same agreement.

        (b) Restriction on Exercise: The stock options granted hereunder may not be exercised if the issuance of the Common Stock upon such exercise or the method of payment of consideration for such Common Stock would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of any stock option granted hereunder, the Corporation may require the participant to make any representation and warranty to the Corporation as may be required or advisable under any applicable law or regulation.

        (c) Restricted Stock. If the shares of Common Stock that will be received upon the exercise of stock options granted under the Plan have not been registered under the Securities Act of 1933 or any applicable state securities laws they will be restricted stock. The certificates representing such shares of Common Stock will bear the following legend:

        THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND HAVE BEEN ISSUED PURSUANT TO EXCEPTIONS UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SHARES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO AND IN COMPLIANCE WITH RULE 144 OF SUCH ACT.

13.     COMPLIANCE WITH LAWS AND REGULATIONS:

        The grant, holding and vesting of all options under the Plan shall be subject to any and all requirements and restrictions that may, in the opinion of the Committee, be necessary or advisable for the purposes of complying with any statute, rule or regulation of any governmental authority, or any agreement, policy or rule of any stock exchange or other regulatory organization governing any market on which the Common Stock is traded. The Corporation may withhold or require payment for income and/or employment taxes as required by law.

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14.     AMENDMENT OF THE PLAN:

        The Plan may be amended by the Board of Directors; however, no amendment to the Plan materially increasing the benefits accruing to participants or materially increasing the number of shares of Common Stock that may be issued upon the exercise or surrender of stock options under the Plan (except adjustments pursuant to Section 8) or materially modifying any requirements as to eligibility for participation in the Plan shall be effective unless approved by the stockholders of the Corporation. No amendment shall become effective without the prior approval of the stockholders of the Corporation if stockholder approval would be required for continued compliance with Rule 16b-3 of the Exchange Act or, with respect to incentive stock options, with applicable provisions of the Code.

15.     MISCELLANEOUS:

        (a) Expenses. The Corporation shall bear all expenses and costs in connection with the administration of the Plan.

        (b) Designation of Beneficiaries. A participant may designate a beneficiary to receive any distribution under the Plan upon his or her death.

        (c) Applicable Law. The validity, interpretation and administration of this Plan and any rules, regulations, determinations or decisions made hereunder, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to the choice of laws provisions thereof.

        (d) Headings. The headings herein are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

        (e) Notices. All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to any participant at the address contained in the records of the Corporation or to the Corporation at its principal office.

        (f) Federal Securities Law Requirement. Awards granted hereunder shall be subject to all conditions required under Rule 16b-3 to qualify the award for any exception from the provisions of Section 16(b) of the Securities Exchange Act of 1934 available under that Rule.